      As filed with the Securities and Exchange Commission on July 25, 2000
                                                      Registration No. 333-89567
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           AREA BANCSHARES CORPORATION
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

            KENTUCKY                                     61-0902343
--------------------------------------------------------------------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                 230 FREDERICA STREET, OWENSBORO, KENTUCKY 42301
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

           CARDINAL BANCSHARES, INC. 1994 RESTRICTED STOCK OPTION PLAN
          1993 MUTUAL FEDERAL SAVINGS BANK RESTRICTED STOCK OPTION PLAN
            CARDINAL BANCSHARES, INC. 1992 LIMITED STOCK OPTION PLAN
          1992 FIRST FEDERAL SAVINGS BANK RESTRICTED STOCK OPTION PLAN
           1989 CARDINAL BANCSHARES, INC. RESTRICTED STOCK OPTION PLAN

                            (Full Title of the Plan)
--------------------------------------------------------------------------------
                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6952
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                           TIMOTHY O. SHELBURNE, ESQ.
                           AREA BANCSHARES CORPORATION
                              230 FREDERICA STREET
                            OWENSBORO, KENTUCKY 42301
                                 (502) 688-7750


                                               CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Title of                                         Proposed Maximum       Proposed Maximum
Securities              Amount                   Offering               Aggregate               Amount of
to be Registered        to be Registered         Price Per Share        Offering Price          Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value            309,598(1)               $19.28(2)              $5,969,049(3)           $1,576(4)
-------------------------------------------------------------------------------------------------------------------



(1) This is an amendment to the Registrant's Registration Statement on Form S-8 dated October 22, 1999. The purpose of this amendment is to correct the number of shares registered and reserved for issuance under the assumed Cardinal Bancshares, Inc. employee stock option plans and to correctly describe such plans. As amended, this Registration Statement represents:
     (a) 111,263 shares of the Registrant's common stock, no par value (the "Common Stock"), reserved for issuance under the Cardinal Bancshares, Inc. 1994 Restricted Stock Option Plan, (b) 5,301 shares of Common Stock reserved for issuance under the 1993 Mutual Federal Savings Bank Restricted Stock Option Plan, (c) 273,910 shares of Common Stock reserved for issuance under the Cardinal Bancshares, Inc. 1992 Limited Stock Option Plan, (d) 6,099 shares of Common Stock reserved for issuance under the 1992 First Federal Savings Bank Restricted Stock Option Plan , and (e) 8,217 shares of Common Stock reserved for issuance under the 1989 Cardinal Bancshares, Inc. Restricted Stock Option Plan, (collectively, the "Plans"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plans.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for July 24, 2000.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.
(4) Registrant previously paid $2,864 with its initial October 22, 1999 filing of this Registration Statement on Form S-8, which exceeds the required registration fee as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:


     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-26032);

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 026032); and

     (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-A1 as filed with the Securities and Exchange Commission on June 30, 1995 pursuant to
          Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-26032).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation state that the Registrant will indemnify its officers and directors as provided by Section 271B.8-510 of the Kentucky Act. Section 271B.8-510, as is currently in effect, provides that a corporation may indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers or directors of the corporation, to the extent that they have been successful, on the merits or otherwise, in such defense. Section 271B.8-510 also permits indemnification of a corporation's directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of the corporation or who, while directors or officers of the corporation, are or were serving at the corporation's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of the corporation, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the corporation, however, is limited to reasonable expenses, including attorney's fees, incurred in connection with the proceeding. The corporation may also advance expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the corporation.

     Section 271B.8-520 of the Kentucky Act provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because such person is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit
  No.                                   Description
  ---                                   -----------
5.1         Opinion of Timothy O. Shelburne, Esq. with respect to the securities being registered, including consent.*

23.1        Consent of counsel (included in Exhibit 5.1).

23.2        Consent of KPMG LLP, dated July 24, 2000.

24.1        Power of Attorney.*

99.1        Cardinal Bancshares, Inc. 1994 Restricted Stock Option Plan.*

99.2        Cardinal Bancshares, Inc. 1992 Limited Stock Option Plan.*

99.3        Amendment Number 1 to Cardinal Bancshares, Inc. 1992 Limited Stock
            Option Plan.*

99.4        Cardinal Bancshares, Inc. 1992 First Federal Savings Bank Restricted
            Stock Option Plan.*

99.5        Cardinal Bancshares, Inc. VST Financial Services, Inc. Restricted
            Stock Plan and Escrow Agreement.*

99.6        1993 Mutual Federal Savings Bank Restricted Stock Option Plan.

99.7        1989 Cardinal Bancshares, Inc. Restricted Stock Option Plan, as amended.


-----------
*  Previously filed.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owensboro, State of Kentucky, on this the 25th day of July, 2000.


                                            AREA BANCSHARES CORPORATION



                                            By: /s/ Thomas R. Brumley
                                               ---------------------------------
                                                     Thomas R. Brumley
                                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.




          SIGNATURE                             TITLE                         DATE
          ---------                             -----                         ----
/s/ Anthony G. Bittel+                Director                           July 25, 2000
----------------------------------
Anthony G. Bittel


/s/ Samuel A. B. Boone+               Director                           July 25, 2000
----------------------------------
Samuel A. B. Boone


/s/ Thomas R. Brumley                 President, Chief Executive         July 25, 2000
----------------------------------    Officer and Director (principal
Thomas R. Brumley                     executive officer)


/s/ Cecile W. Garmon+                 Director                           July 25, 2000
----------------------------------
Cecile W. Garmon




               SIGNATURE                        TITLE                        DATE
               ---------                        -----                        ----

/s/ C. M. Gatton+                     Chairman of the Board of           July 25, 2000
--------------------------------      Directors
C. M. Gatton


                                      Director                           July 25, 2000
--------------------------------
Gary H. Latham


/s/ Raymond McKinney+                 Vice Chairman of the Board of      July 25, 2000
--------------------------------      Directors
Raymond McKinney


/s/ Ralph L. Oliver+                  Director                           July 25, 2000
--------------------------------
Ralph L. Oliver


/s/ Allan R. Rhodes+                  Director                           July 25, 2000
--------------------------------
Allan R. Rhodes


/s/ Jim R. Shelby+                    Director                           July 25, 2000
--------------------------------
Jim R. Shelby


/s/ David W. Smith, Jr.+              Director                           July 25, 2000
--------------------------------
David W. Smith, Jr.


/s/ Thomas N. Thompson+               Director                           July 25, 2000
--------------------------------
Thomas N. Thompson


/s/ Don Vitale+                       Director                           July 25, 2000
--------------------------------
Don Vitale


/s/ Pollard White+                    Director                           July 25, 2000
--------------------------------
Pollard White




           SIGNATURE                          TITLE                         DATE
           ---------                          -----                         ----

/s/ Edward J. Vega                   Senior Vice President, Chief        July 25, 2000
-------------------------------      Financial Officer (principal
Edward J. Vega                       financial officer)


/s/ Gary White+                      Vice President and Controller       July 25, 2000
-------------------------------      (principal accounting officer)
Gary White


+ By: /s/ Thomas R. Brumley
     ----------------------------
     Thomas R. Brumley
     Attorney-in-fact


                                  EXHIBIT INDEX





        Exhibit
           No.                      Description
         ------                     -----------
         23.2       Consent of KPMG LLP, dated July 24, 2000.

         99.6       1993 Mutual Federal Savings Bank Restricted Stock Option Plan

         99.7 1989 Cardinal Bancshares, Inc. Restricted Stock Option Plan, as amended.